Exhibit 99.1

Pipeline Orthopedics, LLC

Financial Statements
September 30, 2013 and 2012

PIPELINE ORTHOPEDICS, LLC (a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.) FINANCIAL STATEMENTS SEPTEMBER 30, 2013 and 2012

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Contents

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors
Pipeline Orthopedics, LLC

We have reviewed the accompanying balance sheets of Pipeline Orthopedics, LLC (a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.) (the "Company") as of September 30, 2013 and 2012, and the related statements of operations, member’s equity, and cash flows for each of the nine month periods then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has recurring net losses and is in the process of seeking additional capital. As of September 30, 2013, the Company has not secured sufficient capital to fund its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note H, on October 1, 2013, the Company entered into an asset purchase agreement which closed on October 8, 2013.

/s/ EisnerAmper LLP
Iselin, New Jersey
December 13, 2013

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Balance Sheets

	September 30,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$10,769	$51,005
Accounts receivable	255,579	1,006,859
Inventory	1,471,227	2,702,297
Prepaid expenses and other current assets	15,225	19,399

Total current assets	1,752,800	3,779,560

Property and equipment	2,183,833	2,752,002

Other assets	11,775	15,599

Total assets	$3,948,408	$6,547,161

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,653,039	$5,525,634

Total liabilities	1,653,039	5,525,634

Commitments and contingencies

MEMBER’S EQUITY	2,295,369	1,021,527

Total liabilities and member’s equity	$3,948,408	$6,547,161

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Operations

	Nine Months Ended September 30,
	2013	2012

Sales	$4,844,055	$3,187,095
Cost of goods sold	5,715,063	3,679,790

	(871,008)	(492,695)

Operating expenses:
Research and development expenses	3,634,721	4,627,253
Marketing and sales expenses	704,566	763,033
General and administrative expenses	948,681	1,486,264

	5,287,968	6,876,550

Loss from operations	(6,158,976)	(7,369,245)

Other income (expense):
Interest (expense) income	(433)	16
Other expense	—	(1,565)

Net loss	$(6,159,409)	$(7,370,794)

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Member’s Equity

	Nine Months Ended September 30,
	2013	2012

Member’s equity at January 1	$2,603,271	$1,288,328
Contributions	5,851,507	7,103,993
Net loss	(6,159,409)	(7,370,794)

Member’s equity at September 30	$2,295,369	$1,021,527

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

(See Independent Accountants’ Review Report and Notes to Financial Statements)
Statements of Cash Flows

	Nine Month Ended September 30,
	2013	2012

Cash flows from operating activities:
Net loss	$(6,159,409)	$(7,370,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	592,756	461,877
Deferred rent	(5,765)	14,718
Gain on sale of equipment	—	1,565
(Increase) decrease in:
Accounts receivable	92,037	(1,006,859)
Inventory	(374,581)	(2,693,970)
Prepaid expenses and other current assets	2,185	752,485
Other assets	(7,675)	(899)
Increase in:
Accounts payable and accrued expenses	121,369	4,361,317

Net cash used in operating activities	(5,739,083)	(5,480,560)

Cash flows from investing activities:
Purchases of property and equipment	(158,674)	(1,642,662)

Net cash used in investing activities	(158,674)	(1,642,662)

Cash flows from financing activities:
Member contributions	5,851,507	7,103,993

Net cash provided by financing activities	5,851,507	7,103,993

Net change in cash and cash equivalents	(46,250)	(19,229)
Cash and cash equivalents at beginning of period	57,019	70,234

Cash and cash equivalents at end of period	$10,769	$51,005

Non-cash investing activities:
Transfer of assets placed into service	$—	$753,000

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Notes to Financial Statements
(See Independent Accountants’ Review Report)
September 30, 2013 and 2012

Note A - Corporate Information, Going Concern Uncertainty and Major Customer

[1]	Corporate information:

Pipeline Orthopedics, LLC (the “Company”), a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc. (the “Parent Company”), is actively reviewing potential technologies in market segments that include medical implants, operating room equipment, surgical instruments and diagnostics. Technologies, products and ideas are developed in-house and through partnering with external sources such as universities, venture capital firms, medical institutions, companies and inventors.

[2]	Going concern uncertainty:

The accompanying financial statements have been prepared on a going concern basis, which contemplates the continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred substantial net losses since its inception and has been funded principally by the Parent Company. Such losses and member’s deficiency resulted from the Company’s lack of revenue and significant costs incurred in the development of the Company’s products and services and in the preliminary establishment of the Company’s infrastructure. The Company expects to continue to incur significant operating expenses in order to execute its current business plan. The future viability of the Company is largely dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations or a sale of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. See Note H.

[3]	Major customer:

The Company had one customer during the nine months ended September 30, 2013 and 2012 that accounted for 100% of sales and 100% of accounts receivable.

Note B - Summary Of Significant Accounting Policies

[1]	Basis of presentation:

The Company maintains its accounting records on the accrual basis of accounting and its financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

[2]	Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Notes to Financial Statements
(See Independent Accountants’ Review Report)
September 30, 2013 and 2012

Note B - Summary of Significant Accounting Policies (continued)

[3]	Revenue recognition:

The Company recognizes revenue in accordance with the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 605 (Topic 605, Revenue Recognition). ASC 605 requires that five basic criteria must be met before revenue can be recognized: (i) persuasive evidence that an arrangement exists; (ii) delivery has occurred or services were rendered; (iii) the fee is fixed and determinable; (iv) collectability is reasonably assured; and (v) the fair value of undelivered elements, if any, exists. Determination of criterion (iv) above is based on management’s judgment regarding the collectability of invoices for products and services delivered to customers. Should changes in conditions cause management to determine this criterion is not met for certain future transactions, revenue recognized for any reporting period could be adversely affected. The Company recognizes revenue when title passes to the customer, generally upon shipment of their products F.O.B. shipping point.

[4]	Cash and cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

[5]	Concentration of credit risk:

The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”).

[6]	Accounts receivable:

The Company extends credit to its customers, based upon credit evaluations, in the normal course of business. Bad debts are provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

[7]	Inventory:

Inventory is stated at the lower of cost (first-in, first-out basis) or market. Inventory consists of the following as of September 30, 2013 and 2012, respectively:

	2013	2012

Raw materials	$449,598	$517,297
Work in process	947,144	1,988,081
Finished goods	74,485	196,919

	$1,471,227	$2,702,297

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Notes to Financial Statements
(See Independent Accountants’ Review Report)
September 30, 2013 and 2012

Note B - Summary of Significant Accounting Policies (continued)

[8]	Property and equipment:

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any given gain or loss is reflected in operations.

Depreciation and amortization is provided over the estimated useful lives of the assets as follows:

	Method	Estimated Useful Life

Machinery, tools and equipment	Straight-line	3 - 7 years
Furniture and fixtures	Straight-line	5 - 7 years
Leasehold improvements	Straight-line	Shorter of estimated useful life or term of lease

The Company reviews its long-lived assets, which consist of property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of such assets may not be fully recoverable. Impairment is recognized for long-lived assets when the carrying values exceed their undiscounted cash flows.

[9]	Income taxes:

The Company is a limited liability company and therefore is not a tax paying entity at the corporate level. The member is individually responsible for its share of the Company’s income or loss for income tax reporting purposes. Accordingly, there is no provision for federal or state income taxes. The income tax returns of the Company for years ended December 31, 2009 through December 31, 2012 are subject to examination by the Internal Revenue Service and other various taxing authorities, generally for three years after they are filed.

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Application of this topic involves an assessment of whether each income tax position is “more likely than not” of being sustained on audit, including resolution of related appeals or litigation process, if any. For each income tax position that meets the “more likely than not” recognition threshold, the Company then assesses the largest amount of tax benefit that is greater than 50% likely of being realized upon effective settlement with the tax authority.

The Company accrues interest and penalties associated with uncertain tax positions, if any, as part of the income tax provision. There were no income tax related interest and penalties recorded for the nine months ended September 30, 2013 and 2012, respectively.

[10]	Research and development costs:

Research and development costs, including costs incurred in obtaining license rights to technology in the development stage, are charged to expense as incurred.

PIPELINE ORTHOPEDICS, LLC
(a wholly owned subsidiary of Pipeline Biomedical Holdings, Inc.)

Notes to Financial Statements
(See Independent Accountants’ Review Report)
September 30, 2013 and 2012

Note C - Property And Equipment

Property and equipment consists of the following as of September 30, 2013 and 2012, respectively:

	2013	2012

Furniture and fixtures	$110,352	$110,352
Machinery, tools and equipment	3,183,275	2,989,123
Leasehold improvements	312,657	291,272

	3,606,284	3,390,747
Less: Accumulated depreciation	(1,422,451)	(638,745)

	$2,183,833	$2,752,002

Depreciation expense for the nine months ended September 30, 2013 and 2012 was approximately $593,000 and $462,000, respectively.

Note D - Significant Agreements

On October 1, 2010, the Parent Company entered into a Strategic Alliance Agreement (the “Agreement”) with MAKO Surgical Corp. (“MAKO”) under which the Parent Company appointed MAKO as the exclusive distributor of orthopedic devices and related instruments, which are designed, developed and/or manufactured by the Company, used specifically with any robotic device limited to orthopedic applications in hip, knee and shoulder reconstruction and disorders.

The Parent Company and MAKO amended the Agreement in October 2011 and again in November 2012. Included in the November 2012 amendment, MAKO provided the Parent Company shares of MAKO common stock which shall be applied as a credit towards the purchase price to be paid for the portion of the Parent Company’s business dedicated to the development, manufacture and sale of products, including all existing and identified assets required to support the design, development and manufacture of any orthopedic devices and related instruments, used specifically with any robotic device, effectively Pipeline Orthopedics, LLC (see Note H).

Note E - Member’s Equity

During the nine months ended September 30, 2013 and 2012, the Company received capital contributions from the Parent Company of $5,851,507 and $7,103,993, respectively.

Note F - Leases

In September 2010, the Company entered into an operating lease agreement for approximately 4,700 square feet of office space facility in Cedar Knolls, New Jersey. In May 2011, the Company terminated such lease and entered into a new operating lease agreement with the same landlord, that was amended prior to occupancy, for approximately 10,200 square feet of office space in Cedar Knolls, New Jersey. The term of the lease agreement is for the period of September 15, 2011 through November 30, 2016, and monthly payments are approximately $13,000.

Note F - Leases (continued)

In May 2011, the Company entered into an operating lease agreement for approximately 5,200 square feet of manufacturing facility in Cedar Knolls, New Jersey. The term of the lease agreement is for the period of November 23, 2011 through January 30, 2017. Monthly payments are approximately $6,000.

Future minimum payments, excluding additional payments for property taxes and operating expenses, as of September 30, 2013 is as follows (approximately):

2014	$213,000
2015	213,000
2016	210,000
2017	43,000

$679,000

Total rent expense for nine months ended September 30, 2013 and 2012 was approximately $173,000 and $150,000, respectively.

The Parent Company has certain operating lease agreements that include scheduled base rent increases over the term of the leases. The total amount of rent being charged to operations each year is based on a straight-line method of all payments for base rent due over the term of the lease. The Company has recorded a deferred rent liability, included in the caption accounts payable and accrued expenses in the accompanying balance sheet, to account for the difference between the actual payments and the straight-line expense, which will reverse in future years when the actual payments will exceed the straight-line expense.

Note G - Commitments and Contingencies

[1]	Employment agreements:

The Company has employment agreements with all employees which provide for severance payments upon termination if the Company enforces the non-competition period.

Note H - Subsequent Events

The Company evaluated events or transactions that occurred after the balance sheet date through December 13, 2013, the date the financial statements were available to be issued. Effective October 1, the Company entered into an asset purchase agreement with MAKO where MAKO exercised its right under the Agreement (see Note D) to purchase the Product Business; effectively Pipeline Orthopedics, LLC. The transaction closed on October 8, 2013.